TECOGEN INC. ANNOUNCES PRICING OF PUBLIC OFFERING

NORTH BILLERICA, Massachusetts, July 18, 2025 – Tecogen Inc. (“Tecogen” or “Company”), (NYSE American: TGEN), a leading manufacturer of clean energy products, today announced the pricing of an underwritten public offering of 3,500,000 shares of its common stock at a price to the public of $5 per share. The gross proceeds from the offering to Tecogen are expected to be approximately $17,500,000, before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about July 21, 2025, subject to customary closing conditions. In addition, Tecogen has granted the underwriters a 45-day option to purchase up to 485,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions.

Roth Capital Partners is acting as the sole manager for the offering.

Tecogen intends to use the net proceeds from the offering for continued product development, increased sales and marketing activities, sales, marketing, additional human resources, capital expenditures, and other costs and expenses it may incur in connection with its anticipated expansion into the data center market, and for general working capital and corporate purposes.

The securities described above are being offered pursuant to a Registration Statement on Form S-1 (File No. 333-288668), that was filed with the Securities and Exchange Commission (“SEC”) on July 14, 2025, as amended on July 16, 2025, and declared effective by the SEC on July 17, 2025, and a Registration Statement on Form S-1 (File No. 333-288740) that became effective on July 17, 2025. The offering is being made by means of a written preliminary prospectus that forms a part of the registration statement. A final prospectus will be filed with the SEC. When available, copies of the preliminary and final prospectus may also be obtained by contacting Roth Capital Partners, LLC, at 888 San Clemente Drive, Newport Beach, CA 92660, telephone (800) 678-9147 or by email at rothecm@roth.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com.
Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project,"

"target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. Examples of forward-looking statements include, among other things, statements regarding the expected gross proceeds from the offering, the anticipated uses of the proceeds from the offering, and completion and timing of the public offering. Tecogen intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors and actual results may differ from those indicated by those forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
Important factors that could cause the actual results to differ materially from those indicated in the foreward looking statements include the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in our Current reports on Form 8-K, under “Risk Factors,” and elsewhere therein and in the registration statement and preliminary prospectus relating to the offering. Among the factors that could cause actual results to differ materially from forward looking statements include the following: the expected gross proceeds from the offering, the anticipated use of proceeds of the offering, completion and timing of the public offering. Forward-looking statements speak only as of the date on which they are made. Tecogen undertakes no obligation to update or revise any forward-looking statements except as required under applicable law.
Tecogen Media & Investor Relations Contact Information:
Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com